Brand Neue Corp. Announces Global Sales & Distribution Contracts for Lindal Dispenser GmbH, Argenius Worldwide, and RPC Bramlage Innovations

BENTONVILLE, ARKANSAS, Jan. 24, 2010 (Marketwire) --

BENTONVILLE, ARKANSAS -- (Marketwire) -- 01/24/10 -- Brand Neue Corp. (OTCBB: BRNZ) ("Brand Neue" or the "Company") today announces that the Company has been appointed the exclusive sales agent and distributor for exciting new patent-protected product innovations developed by Lindal Dispenser GmbH of Germany ("Lindal"), Argenius Wordwide LLC of the United States ("Argenius"), and RPC Bramlage DHS BV of the Netherlands ("RPC Bramlage"). The sales agency and distribution agreement ("Agreement") was signed with Ryanstar Products, LLC, granting Brand Neue multi-national and/or global responsibility for marketing, sales and distribution of three highly-prospective new products.

Under the terms of the Agreement, Brand Neue will act as sole global sales agent and distributor for the LinRoc Double Piston Spray Can with Actuators, developed by manufacturing giant Lindal. On announcement of the Agreement, Brand Neue joins Lindal's global network of subsidiaries and licensees in over 15 countries in Europe, America and Asia. Also under terms of the Agreement, Brand Neue will act as exclusive multi-national sales agent and distributor for the StaSAFE Alcohol-free, Moisturizing Hand Sanitizer and Protector developed and manufactured by Argenius; and exclusive multi-national sales and distribution agent for the KWIKSHOT 'Click' Dripless Caulking and Adhesive Gun developed and manufactured by RPC Bramlage of Germany.

The addition of these three new products brings the Brand Neue family of exclusive product innovations to six. Lindal, Argenius and RPC today join existing Brand Neue brands Gizmo Packaging, Luma Vue LED Lighting and Grande Gourmet Seafood products, details of which were announced previously.

"We have been working diligently these first six months of our young Company's life to execute our business plan - to build our infrastructure, open and staff offices and establish meaningful, tenured and protected sales and distribution agreements with and for blue chip companies whose innovative products and values fit our exacting criteria," says Brand Neue CEO Adi Muljo. "Today's announcement is pivotal for the Company as we turn our attention now from development, to execution."

About the Agreement

Brand Neue Corp. has exclusive agency rights to sell and distribute the Lindal Double Piston Can (the "LinRoc") with actuators in the territories of Puerto Rico, India, Ireland, Brazil, Argentina, China, United Kingdom, Japan, Costa Rica, El Salvador, Chile, Guatemala, Honduras and Nicaragua, to specified major retailers and their subsidiaries and affiliates. Applicable categories include (as above) personal care, food and consumables, insecticides, lubricants and air freshener applications (including but not limited to antiperspirant, deodorant, depilatory mousse, hair gel, hair mousse, hairspray, lotions, shaving foam or gel, shower or bath gel, suntan lotions, air freshener, bathroom and kitchen cleaning products, furniture polish, insecticides, leather and shoe care, olive oil, dressings, cheeses, cooking sprays, dressing, sauces, toppings, whipped cream). Brand Neue Corp. has exclusive agency rights to sell and distribute StaSAFE Hand Sanitizer and Protector in all retail markets in China, Indonesia, Taiwan, Brazil and Mexico; and non-exclusive agency rights in the United States; and exclusive world agency rights (excluding online sales) for specified mega retailers and affiliated and associated companies. Brand Neue Corp. has exclusive agency rights to sell and distribute the KWIKSHOT Click Caulking and Adhesive Gun in the United States, Mexico and Canada to all retail markets. All Agreements are tenured and renew upon the satisfaction of target sales.

About The Company

Brand Neue Corp. is a product innovation company dedicated to globally sourcing, developing, marketing, licensing and distributing innovative new products to food service, retail, manufacturing and industrial application clients worldwide.

Forward Looking Statements

This current report contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this current report, which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and sales projections, industry trends, the competitive and regulatory environment for start up companies, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurances that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company's annual report on Form 10-K for the 2008 fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

Contacts:
Brand Neue Corp.
Mr. Adi Muljo
CEO
1.866.922.7972
www.brandneue.com

Source: Marketwire (January 24, 2010 - 9:30 PM EST)

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